UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
VISTACARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 20, 2006, the Compensation Committee of the Board of Directors of VistaCare, Inc. (the “Company”) awarded 50,000 shares of restricted stock to the Company’s President and Chief Executive Officer, Richard R. Slager. The restrictions on the shares of restricted stock shall lapse upon satisfaction of the following conditions: (1) 17,500 shares shall vest upon achievement of fiscal year EBITDA of $25 million or more; (2) 17,500 shares shall vest upon the Company’s stock attaining a $20 or higher average trading price per share for 20 consecutive trading days; (3) 7,500 shares shall vest upon achievement of fiscal year net revenue of $280 million or more; (4) 7,500 shares shall vest in equal annual installments on each anniversary date over three years from the date of this award; and (5) all of the shares shall vest immediately in the event of a sale of the Company or a change in control of the Company as those terms are defined in the Amended and Restated Management Agreement, dated August 23, 2006, between Richard Slager and the Company.
A form of the Company’s restricted stock award agreement is filed herewith as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
10.1	Form of Restricted Stock Award Agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.
Date: November 27, 2006	By:	/s/ Stephen Lewis
		Name:	Stephen Lewis
		Title:	Secretary